As filed with the Securities and Exchange Commission on April 8, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-3555336 (I.R.S. Employer Identification No.)
630 Dundee Road Northbrook, Illinois (Address of principal executive offices)	60062 (Zip Code)
IDEX Corporation Incentive Award Plan (as Amended and Restated)
(full title of the plan)

Copy to:
Frank J. Notaro	Christopher D. Lueking
Vice President	Latham & Watkins
General Counsel and Secretary	Sears Tower, Suite 5800
IDEX Corporation	233 S. Wacker Drive
630 Dundee Road	Chicago, IL 60606
Northbrook, IL 60062	(312) 876-7700
(847) 498-7070	(312) 993-9767 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share (“Shares”)	3,650,000	$32.54	$118,771,000	$4,667.70

(1)	This Registration Statement registers 3,650,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of IDEX Corporation (the “Company”) pursuant to the IDEX Corporation Incentive Award Plan (as Amended and Restated) (the “Plan”), in addition to the 2,300,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-123558) filed with the Securities and Exchange Commission on March 24, 2005 (the “Prior Form S-8”). The contents of the Prior Form S-8 are incorporated into this Registration Statement by reference. Pursuant to a three-for-two stock split of the Company’s Common Stock effected in May 2007 and in accordance with footnote no. 1 to the Prior Form S-8, the number of registered shares under the Prior Form S-8 was increased to 3,450,000 shares of Common Stock. The total number of shares of Common Stock registered under this Registration Statement and under the Prior Form S-8 equals 7,100,000 shares. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457 of the Securities Act, as amended, based upon the average of the high and low prices of the Company’s Shares as reported on the New York Stock Exchange on April 4, 2008 ($32.54). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
          The following documents, filed with the Securities and Exchange Commission (the “Commission”) by the Company, are incorporated by reference in this Registration Statement as of their respective dates:

A.	The Company’s Annual Report on Form 10-K filed on February 29, 2008 (File No. 001-10235), for the fiscal year ended December 31, 2007.

B.	The Company’s Proxy Statement, filed on March 7, 2008.

C.	The Company’s Registration Statement on Form S-8 (File No. 333-123558), filed on March 24, 2005.

D.	All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2007.
          All documents subsequently filed by the Company or by the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
          Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Latham & Watkins

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins

24.1	Power of Attorney

Item 9.	Undertakings

Not required to be filed with this Registration Statement.

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SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on this 8th day of April, 2008.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo
Dominic A. Romeo
Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence D. Kingsley and Dominic A. Romeo, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 8, 2008

/s/ Dominic A. Romeo Dominic A. Romeo	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2008

/s/ Bradley J. Bell Bradley J. Bell	Director	April 8, 2008

/s/ Ruby R. Chandy Ruby R. Chandy	Director	April 8, 2008

/s/ William M. Cook William M. Cook	Director	April 8, 2008

Signature	Title	Date

/s/ Frank S. Hermance Frank S. Hermance	Director	April 8, 2008

/s/ Gregory F. Milzcik Gregory F. Milzcik	Director	April 8, 2008

/s/ Neil A. Springer Neil A. Springer	Director	April 8, 2008

/s/ Michael T. Tokarz Michael T. Tokarz	Director	April 8, 2008

EXHIBIT INDEX
IDEX CORPORATION

Exhibit No.	Description of Exhibit

5.1	Opinion of Latham & Watkins	Filed herewith.

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Latham & Watkins	Contained in opinion filed as Exhibit 5.1.

24.1	Power of Attorney	Included on signature page hereto.